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                                                                     EXHIBIT 5.1


                                 August 24, 1998


AMRESCO, INC.
700 North Pearl Street
Suite 2400, LB 342
Dallas, Texas 75201-7424


         Re:      Registration Statement on Form S-8 of AMRESCO, INC.


Gentlemen:

         I have acted as counsel for AMRESCO, INC., a Delaware corporation (the "Company"), in connection with the above referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,000,000 shares of common stock, par value $0.05 per share (the "Common Stock"), that may be offered and sold to the employees of the Company pursuant to the AMRESCO, INC. 1998 Stock Option and Award Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

         Subject to the foregoing, I am of the opinion that the 3,000,000 shares of Common Stock issuable under the Plan and covered by the Registration Statement, when delivered to participants in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to the laws of the State of Delaware as codified in the General Corporation Law of the State of Delaware. This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without the prior written consent of the undersigned.

         I hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and the use of my name wherever appearing in the Registration Statement.

                                        Very truly yours,


                                        /s/ L. Keith Blackwell
                                        ----------------------------------------
                                        L. Keith Blackwell
                                        General Counsel